SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 August 16, 2001
                Date of report (date of earliest event reported)



                              QUADRAMED CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    0-21031                      52-1992861

   (State or Other         (Commission File Number)           (IRS Employer
     Jurisdiction                                          Identification No.)
  of Incorporation)


                 22 Pelican Way, San Rafael, California, 94901
                 ---------------------------------------------
                   (Address of Principal Executive Offices)



                                (415) 482-2100
                                --------------
             (Registrant's telephone number, including area code)



ITEM 5.           Other Events.
                  ------------

         On August 16, 2001, QuadraMed Corporation and its wholly owned subsidiary QuadraMed Operating Corporation entered into an asset purchase agreement with OAO Technology Solutions, Inc. and its wholly owned subsidiary OAO Transition, LLC, for the sale of certain assets used to conduct QuadraMed's EZ-CAP managed care software business. The purchase price is equal to $9,000,000 and the opportunity to receive up to $5,000,000 in additional payments based on EZ-CAP's revenue growth and customer retention as part of OAO. The transaction is scheduled to close on August 31, 2001. A copy of the asset purchase agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the press release announcing the transaction is filed as Exhibit
99.1. In addition, on August 16, 2001, QuadraMed Corporation issued a press release announcing the appointment of Joseph L. Feshbach, chairman of the board of Curative Health Services, Inc., to its board of directors, a copy of which is is filed as Exhibit 99.2.

ITEM 7.           Exhibits.
                  --------

 Exhibit No.      Description
 -----------      -----------

      10.1        Asset Purchase Agreement by and among
                  QuadraMed Corporation and QuadraMed
                  Operating Corporation, as Seller, and OAO
                  Technology Solutions, Inc. and OAO
                  Transition, LLC, as Purchaser, dated August
                  16, 2001.

      99.1        Press Release, dated August 16, 2001,
                  announcing sale of QuadraMed's EZ-CAP
                  software business to OAO.

      99.2 Press Release, dated August 16, 2001, announcing appointment of Joseph L. Fesbach to QuadraMed's board of directors.



                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2001                     By:/s/ Michael H. Lanza
                                             ---------------------------------
                                          Name: Michael H. Lanza
                                          Title: Executive Vice President and
                                               Corporate Secretary